Exhibit 4.4

[FORM OF SUBORDINATED FIXED RATE DISCOVER FINANCIAL SERVICES INTERNOTE]

Subordinated Fixed Rate Discover Financial Services InterNote

REGISTERED	REGISTERED
No.	[ ][1]
CUSIP:

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this registered global note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

THESE NOTES ARE NOT A DEPOSIT AND ARE NOT INSURED OR PROTECTED BY THE SECURITIES INVESTOR PROTECTION CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

[1]	Insert Principal Amount.

DISCOVER FINANCIAL SERVICES

SUBORDINATED FIXED RATE DISCOVER FINANCIAL SERVICES INTERNOTE

ORIGINAL ISSUE DATE:	INTEREST RATE:	MATURITY DATE:
%

ISSUE PRICE (expressed as a percentage aggregate principal amount): [100]%	INTEREST PAYMENT DATE(S):

INTEREST PAYMENT PERIOD:	DAY COUNT CONVENTION: [30/360]

INITIAL REDEMPTION DATE:[2]	REDEMPTION PERCENTAGE:

OTHER PROVISIONS:

Discover Financial Services, a Delaware corporation (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assignees, the principal sum of                      on the Maturity Date specified above (except to the extent redeemed prior to the Maturity Date) and to pay interest thereon at the Interest Rate per annum specified above from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), in arrears monthly, quarterly, semiannually, or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption date); provided, however, that if the Original Issue Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date.

Payment of the principal of this Note, any premium and the interest due at the Maturity Date (or any redemption date) will be made in immediately available funds upon surrender of this Note at the office or agency of such paying agent as the Issuer may determine maintained for that purpose in the Borough of Manhattan, The City of New York (a “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer), or at the office or agency of such other Paying Agent as the Issuer may determine.

Interest on this Note will accrue initially from the Original Issue Date and thereafter will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for and thereafter will accrue until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, subject to certain exceptions described

[2]	If applicable, must be a date that is at least five years after the Original Issue date.

herein, be paid to the person in whose name this Note (or one or more predecessor Note) is registered at the close of business on the fifteenth calendar day immediately preceding such interest payment date (whether or not a business day) (each such date a “Record Date”); provided, however, that interest payable on the Maturity Date (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

Payment of the principal of and premium, if any, and interest on this Note will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest, other than interest due at maturity (or any redemption or repayment date) will be made by United States dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee, as defined on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Subordinated Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:	DISCOVER FINANCIAL SERVICES

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Subordinated Indenture.

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:
Authorized Officer

FORM OF REVERSE OF NOTE

This Note is one of a duly authorized issue of Discover Financial Services InterNotes, having maturities from nine months or more from the date of issue (the “Notes”) of the Issuer. The Notes are issuable under a Subordinated Indenture, dated as of September 8, 2015 between the Issuer and U.S. Bank National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Subordinated Indenture) (as may be amended or supplemented from time to time, the “Subordinated Indenture”), to which Subordinated Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and the holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed U.S. Bank National Association, at its corporate trust office in The City of New York, as the Paying Agent with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Subordinated Indenture. To the extent not inconsistent herewith, the terms of the Subordinated Indenture are hereby incorporated by reference herein.

This Note will not be subject to any sinking fund and will not be redeemable or subject to repayment at the option of the holder prior to maturity, except as provided below. This Note will not be redeemable or subject to repayment without the requisite prior approvals, if any, from applicable regulators. To the extent then required under applicable laws or regulations, including capital regulations, before or immediately after redeeming any Notes, the Issuer must either replace any amount redeemed with an equivalent amount of an instrument that meets the criteria for Tier 2 capital or demonstrate to the satisfaction of the applicable regulators that following the redemption, the Issuer will continue to hold an amount of capital that is commensurate with its risk.

This Note may be redeemed at the option of the Issuer, on any date on and after the Initial Redemption Date, if any, specified above (the “Redemption Date”). Unless otherwise specified on the face hereof, if no Initial Redemption Date is set forth above, this Note may not be redeemed at the option of the Issuer prior to the Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Issuer at the applicable Redemption Percentage set forth above together with interest thereon payable to the Redemption Date, on notice given to the holder of this Note not more than 30 nor less than 10 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the holder of this Note upon the surrender hereof. This Note is not subject to repayment at the option of the holder prior to the Redemption Date.

Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or earlier redemption date), as the case may be. [Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.]

In the case where the Interest Payment Date or the Maturity Date (or any redemption date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption date), and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption date) to such next succeeding Business Day.

This Note is unsecured and will be subordinated and junior in right of payment to all of the Issuer’s Senior Indebtedness (as defined in the Subordinated Indenture) and other obligations that are not subordinated to the Issuer’s Senior Indebtedness.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof, unless otherwise indicated on the face thereof.

The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions for an equal aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required to register the transfer of or exchange any Note that has been called for redemption in whole or in part, or as to which the holder thereof has elected to cause such Note to be repaid in whole or in part, except the unredeemed or unpaid portion of Notes being redeemed or repaid in part, or to register the transfer of or exchange Notes to the extent and during the period so provided in the Subordinated Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

The Subordinated Indenture provides that if an Event of Default (as defined in the Subordinated Indenture) applicable to the debt securities of any series (unless otherwise specified with respect to such series of debt securities in the supplemental indenture, board resolution or other instrument authorizing such series of debt securities) shall have occurred and be continuing, the principal of all debt securities of such series and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal or premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding.

The Subordinated Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Securities of any series issued under the Subordinated Indenture then outstanding and affected, to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of such series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding Security affected thereby, (a) extend the final maturity of any such Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify the provisions of the Subordinated Indenture relating to subordination of the Securities in a manner adverse to the holders of such Securities, or impair or affect the rights of any holder to institute suit for the payment thereof or, if the Security provides therefore, any right of repayment at the option of the security holder, or (b) reduce the aforesaid percentage in principal amount of Securities the consent of the holders of which is required for any such supplemental indenture; provided, however, that neither this Note nor the Subordinated Indenture may be amended to directly or indirectly modify the definition of “Event of Default” or eliminate the subordination provisions hereof or thereof in any manner which might terminate or impair the subordination of the Securities of any series to any Senior Indebtedness, or adversely affect the rights of any holder of Senior Indebtedness, without the prior written consent of the holders of such Senior Indebtedness.

Except as described below, owners of beneficial interests in a Global Note will not be entitled to have the Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the Subordinated Indenture.

If (i) The Depository Trust Company (“DTC”), as depositary for the Notes, notifies the Issuer that it is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation or (ii) subject to the procedures of DTC, the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for individual Notes and delivers a written notice to such effect to the Trustee, then, upon surrender by DTC of the Global Note, Notes in certificated form will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Note. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Principal of, premium, if any, and interest on this Note will be payable, and this Note may be exchanged or transferred, at the office or agency maintained by the Issuer for such purpose (which initially will be the corporate trust office of the Trustee). Payment of principal of, premium, if any, and interest on Notes in global form will be made in immediately available funds to DTC’s nominee as the registered holder of such Global Notes. If this Note is no longer represented by a Global Note, payment of interest on the Notes in certificated form may, at the Issuer’s option, be made by check mailed directly to holders at their registered addresses.

So long as the Notes are represented by one or more Global Notes, transfers of beneficial interests in such global Notes will be effected under DTC’s procedures and will be settled in same-day funds. If the Notes are no longer represented by global Notes, a holder may transfer or exchange Notes in certificated form at the same location given in the preceding paragraph. The Issuer is not required to transfer or exchange any Note selected for redemption or for a period of 15 days before a selection of Notes to be redeemed.

The Issuer will not be required to (a) register the transfer of or exchange Notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or (b) register the transfer of or exchange any registered Note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered Note being redeemed in part.

No service charge will be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of Notes.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for the payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

No provision of this Note or of the Subordinated Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein and in the Subordinated Indenture prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

The Issuer or any agent of the Issuer, the Registrar or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on, this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Subordinated Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuer hereof, expressly waived and released.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

As used herein:

(a) the term “Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

(b) the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

(c) all other terms used in this Note which are defined in the Subordinated Indenture and not otherwise defined herein shall have the meanings assigned to them in the Subordinated Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants in the entireties
JT TEN — as joint tenants with right of ownership and not as tenants in common

UNIF GIFT MIN ACT — Custodian
(Minor) (Cust)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.